UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2014

KID BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Route 17 North, 6th Floor, Rutherford, New Jersey	07070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on June 18, 2014, Kid Brands, Inc. (the “Company”) and certain of its U.S. subsidiaries (collectively with the Company, the “Debtors”) each filed a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Case”).

Kids Line/CoCaLo Asset Purchase Agreement

On July 24, 2014, Kids Line, LLC and CoCaLo, Inc. (collectively, “Soft Home”), each a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Soft Home Agreement”), with Crown Crafts Infant Products, Inc. (the “Soft Home Purchaser”), a wholly-owned subsidiary of Crown Crafts, Inc., whereby, as authorized under Sections 105, 363 and 365 of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), Soft Home would sell to the Soft Home Purchaser, and the Soft Home Purchaser would purchase from Soft Home, certain assets of Soft Home (the “Soft Home Assets”), consisting primarily of trademarks, internet domain names and related intangible assets, including the Kidsline® and CoCaLo® brand names. The transaction will be subject to approval of the Bankruptcy Court and will be consummated only pursuant to a sale order to be entered in the Bankruptcy Case and other applicable provisions of the Bankruptcy Code.

The Soft Home Agreement provides for cash consideration to be paid by the Soft Home Purchaser at the closing equal to $1,350,000. The transaction is subject to certain closing conditions, including approval by the Bankruptcy Court of the transaction. The Soft Home Agreement includes certain customary representations and warranties and covenants.

Sassy Asset Purchase Agreement

On July 27, 2014, Sassy, Inc., a wholly-owned subsidiary of the Company (“Sassy”), entered into an Asset Purchase Agreement (the “Sassy Agreement”), dated as of July 25, 2014, with Sassy 14, LLC, a Delaware limited liability company (the “Sassy Purchaser”), and Angelcare Monitors, Inc., a Canadian corporation (“Angelcare”), whereby, as authorized under Sections 105, 363 and 365 of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), Sassy would sell to the Sassy Purchaser, and the Sassy Purchaser would purchase from Sassy, certain assets of Sassy (the “Sassy Assets”) and other assets of affiliates of Sassy used primarily in the operation of Sassy’s business of designing, importing, marketing and distributing certain branded infant and juvenile products, including developmental toys and feeding, bath and baby care items (the “Sassy Business”). The transaction will be subject to approval of the Bankruptcy Court and will be consummated only pursuant to a sale order to be entered in the Bankruptcy Case and other applicable provisions of the Bankruptcy Code.

The Sassy Agreement provides for cash consideration to be paid by the Sassy Purchaser equal to the sum of $14,000,000, certain monetary amounts in connection with the assumption and/or assignment of certain assumed agreements, certain employee costs, and certain deposits or other payments related to manufacturing orders made by Seller after execution of the Sassy Agreement and prior to the closing of the transaction, subject to a potential purchase price adjustment based on Sassy’s working capital as of the closing date (collectively, the “Sassy Cash Price”), plus the assumption of certain agreements and other obligations. The Sassy Agreement requires the Sassy Purchaser to deliver to Sassy a cash deposit equal to $1,000,000.00 within two (2) business days after the signing of the Sassy Agreement, to be held in escrow by Lowenstein Sandler LLP as escrow agent, which deposit has been delivered. The transaction is subject to certain closing conditions, including approval by the Bankruptcy Court of the transaction and the assumption and assignment of the contracts (including real property leases) to be transferred to the Sassy Purchaser in connection with the transaction. The Sassy Agreement includes certain customary representations and warranties and covenants.

Pursuant to the Sassy Agreement, the parties have also agreed to enter into a Transition Services Agreement, for a term that will terminate on or before December 31, 2014, pursuant to which the parties have each agreed to provide to the other certain services necessary for the operation of the Sassy Business and the continued operation in bankruptcy of the remaining business of the Company and its affiliates. The receiving party of the services will generally reimburse to the providing party the actual, out-of-pocket cost of any such services.

Both transactions under the Soft Home Agreement and the Sassy Agreement are subject to higher and better offers that may be made at a Bankruptcy Court hearing authorizing such transactions.

Section 8. Other Events

Item 8.01 Other Events.

On July 28, 2014, the Debtors filed its monthly operating report with the Bankruptcy Court for the reporting period of June 19, 2014 through June 30, 2014. Pertinent financial information from the June 2014 monthly operating report is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The monthly operating report contains unaudited financial information which has not been reviewed by independent accountants, is limited to the Debtors and is in a format prescribed by applicable bankruptcy laws. The financial information related to the Debtors included in the monthly operating report has been prepared to conform with specific instructions from the U.S. Trustee and is not presented in accordance with generally accepted accounting principles (“GAAP”) or SEC regulations applicable to financial statements contained in periodic reports filed with the SEC. Preparation of the Debtor’s financial statements in accordance with GAAP could result in material reconciliations and adjustments to certain financial information presented in the monthly operating reports.

The monthly operating report also contains information for periods that are different from those contained in the reports the Company has filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Such information also may not be indicative of the financial condition or operating results of the Debtors for the periods reflected in the Debtors’ financial statements or in its reports pursuant to the Exchange Act, or of future results. The financial information in the monthly operating report is not presented on a consolidated basis and does not present the consolidated results of the Debtors. Accordingly, the financial statements in the monthly operating reports cannot be compared with the consolidated financial condition and results of operations that the Company has reported in its Exchange Act filings.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Operating results for the period from June 19, 2014 through June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2014	KID BRANDS, INC.

	By:	/s/ Kerry Carr
Kerry Carr
Executive Vice President, Chief Operating Officer and Chief Financial Officer